PRELIMINARY COPIES

                              SCHEDULE 14A
                         SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant [X]
Filed by the Party other than the Registrant []
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

 ............................................................
         The Interpublic Group of Companies, Inc.
 ............................................................
     (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
     .........................................................
     2)   Aggregate number of securities to which transaction
          applies:
     .........................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     .........................................................
     4)   Proposed maximum aggregate value of transaction:
     .........................................................
     .........................................................
     5)   Total fee paid:
     .........................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ..........
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     4) Date Filed: ..........

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                              PRELIMINARY COPIES




               THE INTERPUBLIC GROUP OF COMPANIES, INC.
                     1271 Avenue of the Americas
                      New York, New York  10020





                              April __, 1997


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Monday, May 19, 1997. The meeting will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York.

     The business to be considered is described in the attached notice of the meeting and Proxy Statement.

     In addition to these matters, there will be a report on the affairs of the Company, an opportunity for questions and comments by stockholders and a showing of selected commercials recently produced by the Company's subsidiaries.

     We hope you will be able to attend.

                              Sincerely,




                              Philip H. Geier, Jr.
                              Chairman of the Board
                              and Chief Executive Officer

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
                         PRELIMINARY COPIES


               THE INTERPUBLIC GROUP OF COMPANIES, INC.
                     1271 Avenue of the Americas
                      New York, New York  10020
                      _________________________

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held May 19, 1997


     The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (the "Company") will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 19, 1997, at 9:30 A.M., Eastern Time, for the following purposes:

     1.   To elect 11 directors;

     2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.10 par value, of the Company to 225 million shares;

     3.   To consider and act upon a proposal to adopt the 1997
          Performance Incentive Plan of the Company;

     4. To consider and act upon a proposal to confirm the appointment of Price Waterhouse LLP ("Price
          Waterhouse"), as independent accountants of the Company for the year 1997;

     5. To consider and act upon a proposed stockholder resolution regarding Northern Ireland; and

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.
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     The close of business on March 24, 1997, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

                              By Order of the Board of Directors,



                              Nicholas J. Camera
                              Secretary

Dated: April __, 1997




          Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. The proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so.

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                              PRELIMINARY COPIES

                  THE INTERPUBLIC GROUP OF COMPANIES, INC.
                             -----------
                           PROXY STATEMENT
                             -----------
                               GENERAL


INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Management") of The
Interpublic Group of Companies, Inc. ("Interpublic" or the
"Company") of proxies to be voted at the Annual Meeting of Stockholders, which will be held in the Auditorium of The
Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30
A.M., Eastern Time, on Monday, May 19, 1997.

     The address of the Company's principal executive office is 1271 Avenue of the Americas, New York, NY 10020. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about April 11, 1997. The Company's Annual Report to Stockholders was first sent to stockholders on or about March 31, 1997.

     Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. If you do not attend the Annual Meeting, or if you attend but do not vote in person, the shares represented by your proxy will be voted in accordance with your instruction on the matters set forth in items 1 through 5. If no voting instructions are given with respect to any one or more of the items, a duly executed proxy will be voted with respect to the uninstructed matters as follows: FOR the election of Management's nominees for director, FOR the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized Common Stock to 225 million shares, FOR the adoption of the 1997 Performance Incentive Plan of the Company, FOR the confirmation of Price Waterhouse LLP ("Price Waterhouse") as independent accountants and AGAINST the stockholder resolution regarding Northern Ireland. A duly executed proxy also will be voted in the discretion of the proxy holder on any other matter arising and voted upon at the meeting.
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
OUTSTANDING SHARES

     The record date for the Annual Meeting is March 24, 1997. The outstanding capital stock of the Company at the close of business on March 24, 1997, consisted of 81,512,748 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that are submitted to a vote of stockholders at the meeting. The following table sets forth information concerning direct and indirect beneficial ownership of the Company's Common Stock as of December 31, 1996, by persons known to the Company to have beneficial ownership of more than 5% of the Common Stock of the Company:

                                   Amount
                                   and Nature of   Percent
Name and Address                   Beneficial      of
of Beneficial Owner                Ownership <F1>  Class

The Capital Group Companies, Inc.  6,334,460 <F2>  7.8%
and subsidiaries
333 South Hope Street
Los Angeles, CA  90071


<F1> The Securities and Exchange Commission rules deem a person to be the beneficial owner of a security (for purposes of the proxy statement disclosure) if that person has or shares either or both voting or investment power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days -- for example, through the exercise of a stock option.

<F2> Based on information supplied by The Capital Group
     Companies, Inc. ("Capital") in a Schedule 13G filed with the Securities and Exchange Commission on or about February 12, 1997. Capital reports that it is the parent holding company of a group of investment management companies that, by reason of their discretionary investment management activities, in the aggregate have sole voting power with respect to 2,212,860 shares of Common stock and sole dispositive power with respect to 6,334,460 shares of Common Stock. Capital disclaims beneficial ownership of all such shares of Common Stock.

     The following table sets forth information concerning the direct and indirect beneficial ownership of the Company's Common Stock as of March 24, 1997 of each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of the Company as a group:


                          Common                  Options
Name of                    Stock                  Exercisable
Beneficial Owner         Ownership <F3><F4><F5>   Within 60 Days

Eugene P. Beard          245,162                  226,510
Frank J. Borelli           2,500                       -
Reginald K. Brack            850                       -
Jill M. Considine             -                        -
John J. Dooner, Jr.      154,866                   54,100
Philip H. Geier, Jr.     480,393                  483,558
Frank B. Lowe            372,878                   23,400
Leif H. Olsen              2,400                       -
Martin F. Puris          513,608                       -
Allen Questrom             2,000                       -
J. Phillip Samper          3,400                       -
Joseph J. Sisco            3,600                       -
All directors and
 executive officers
 as a group            1,918,133                  974,734

<F3> The Securities and Exchange Commission rules deem a person to be the beneficial owner of a security (for purposes of the proxy statement disclosure) if that person has or shares either or both voting or investment power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days -- for example, through the exercise of a stock option. Common Stock ownership set forth in this table includes restricted stock awarded under the 1986 Stock Incentive Plan, the 1996 Stock Incentive Plan and the Interpublic Outside Directors' Stock Incentive Plan, respectively. Common Stock ownership in column one, together with options exercisable within 60 days in column two, constitute the entire direct and indirect beneficial ownership of Common Stock of each of the named persons and the group.

<F4> No person nor the group named in the foregoing table has beneficial ownership of more than 1% of the outstanding shares of Common Stock except, that Mr. Geier owns 1.1756% of the outstanding Common Stock and the directors and executive officers as a group own 3.5070%.

<F5> Except for shares of Common Stock held by Messrs. Lowe and
     Puris, the beneficial ownership shown is direct. The shares shown as beneficially owned by Mr. Lowe include 2,436 shares that he holds indirectly through a trust, as to which he disclaims beneficial ownership. The shares beneficially owned by Mr. Puris include 42,588 shares of Common Stock that are owned by his spouse of which he is the indirect beneficial owner.

VOTING

     Election of directors will be decided by a plurality of the votes cast by the holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Approval of the proposal described in Item 2 will require the affirmative vote of a majority of all outstanding shares of Common Stock. Approval of the proposals described in Items 3 through 5 will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. The Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted toward the quorum. For Item 2, shares that are the subject of an abstention or a broker non-vote will constitute a vote against the matter. For Items 3 through 5, shares that are the subject of an abstention are counted, whereas shares that are the subject of a broker non-vote are not counted, as shares entitled to vote on the particular matter.


  STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders scheduled to be held on May 18, 1998, must be received by the Company by December 15, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                1. ELECTION OF DIRECTORS

     The nominees of the Management for election as directors of the Company at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each nominee is provided below. All of the nominees are currently serving as directors of the Company. The Management believes that all of the nominees will be available and able to serve as directors. However, if for any reason any of these persons should not be available or are unable to serve, proxies will be voted for the remainder of those nominated and, unless the size of the Board of Directors is reduced, for a substituted nominee designated by the Management.

     The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies at February 28, 1997, has been furnished or confirmed to the Company by the respective nominees.

     McCann-Erickson Worldwide, Ammirati Puris Lintas Worldwide and The Lowe Group are worldwide advertising agency systems owned by Interpublic.


     EUGENE P. BEARD has been Vice Chairman-Finance and
Operations and Chief Financial Officer of the Company since 1995 and previously was Executive Vice President-Finance and Operations and Chief Financial Officer of the Company from 1985 to 1995. Mr. Beard has been a director of Interpublic since
1982.

He is a director of 59 Wall Street Fund, Inc., All American
Communications, Inc. and Micrografx, Inc.  Age 61.

Chairman of the Finance Committee.  Member of the Executive
Policy Committee.


     FRANK J. BORELLI has been Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. since 1984. He is a director of Marsh & McLennan Companies, Inc., Mid Ocean Limited and United Water Resources, Inc. Mr. Borelli is Chairman and a Director of the Financial Executives Institute and is also a Trustee of the New York City Chapter of the National Multiple Sclerosis Society and the Nyack Hospital. Mr. Borelli has been a director of Interpublic since 1995. Age 61.

Member of the Audit, Compensation and Finance Committees.


     REGINALD K. BRACK has been Chairman of Time Inc. from
September 1994 to the present and its Chairman, President and Chief Executive Officer from December 1986 until August 1994.
Mr. Brack has been a director of Interpublic since 1996.  Age 59.

Member of the Compensation and Nominating Committees.

     JILL M. CONSIDINE has been President of the New York Clearing House Association since 1993. The New York Clearing House Association is a private payments system, clearing interbank payments and checks. She was Chief Administrative Officer of American Express Bank Ltd. and a member of its Board of Directors from 1991 to 1993. Prior to that time she served as New York State Superintendent of Banks from 1985 to 1991. She is a trustee of Atlantic Mutual Insurance Company and a director of its affiliate Centennial Insurance Company. Ms. Considine has been a director of Interpublic since February 1997. Age 52.

Member of the Compensation Committee.


     JOHN J. DOONER, JR. has been Chairman and Chief Executive Officer of McCann-Erickson Worldwide since 1995 and previously was Chief Executive Officer of McCann-Erickson Worldwide from 1994 to 1995. From 1992 to 1994, Mr. Dooner was President of McCann-Erickson Worldwide. He served as President of McCann-Erickson North America from 1988-1992. Mr. Dooner has been a director of Interpublic since 1995. Age 48.


     PHILIP H. GEIER, JR., Chairman of the Board and Chief
Executive Officer of the Company, has been a director of Interpublic since 1975. Mr. Geier was elected Chairman and Chief
Executive Officer of the Company in 1980. Mr. Geier is a director of Fiduciary Trust Company International and Woolworth
Corporation.  Age 62.

Chairman of the Executive Policy Committee. Member of the Finance and Nominating Committees.


     FRANK B. LOWE, Chairman of The Lowe Group, has been a director of Interpublic since 1990. Mr. Lowe has served as Chairman of The Lowe Group since its founding in 1981. Age 55.


     LEIF H. OLSEN, President of Leif H. Olsen Investments, Inc., economic consultants and financial managers, has been a director of Interpublic since 1972. Mr. Olsen was Senior Vice President and Economist of First National City Bank (now Citibank, N.A.) until 1978, when he became Chairman of the Economic Policy Committee of Citibank N.A., a post he held until 1985. He is a director of BNY Hamilton Funds, a trustee of Atlantic Mutual Insurance Company and a director of its affiliate Centennial Insurance Company. Age 71.

Chairman of the Compensation Committee.  Member of the Audit,
Executive Policy and Finance Committees.


     MARTIN F. PURIS, Chairman, Chief Executive Officer and Chief Creative Officer of Ammirati Puris Lintas Worldwide as of July 1, 1995, has been a director of Interpublic since 1995. From August 1994 until July 1995, Mr. Puris was Vice Chairman of Ammirati Puris Worldwide and Chief Executive Officer of Ammirati Puris Lintas, Inc., both of which are subsidiaries of Interpublic. Mr. Puris, a founder of Ammirati & Puris Inc., has been with that company since its inception in 1974, and was its President and Chief Executive Officer from 1974 to 1994 when Interpublic acquired that advertising agency. Age 58.


     ALLEN QUESTROM, Chairman and Chief Executive Officer of
Federated Department Stores, Inc. from 1990 to the present, has been a director of Interpublic since 1995. He is a director of Federated Department Stores, Inc. Age 56.

Member of the Compensation and Nominating Committees.


     J. PHILLIP SAMPER, Chairman, Chief Executive Officer and President of Quadlux, Inc. from 1996 to the present, has been a director of Interpublic since 1990. Mr. Samper was Chairman and Chief Executive Officer of Cray Research, Inc. during 1995 and was President of Sun Microsystems Computer Corporation from 1994 to 1995. Mr. Samper was Vice Chairman and Executive Officer of the Eastman Kodak Company from 1986 to 1989 and a member of the Board of Directors from 1983 to 1989. He was President and Chief Executive Officer of Kinder-Care Learning Centers from 1990 to 1991. Mr. Samper is a director of Armstrong World Industries, Inc., Sylvan Learning Systems, Inc., Network Storage Corp. and Ingram Micro, Inc. Age 63.

Chairman of the Nominating Committee. Member of the Compensation and Executive Policy Committees.


PRINCIPAL COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Policy Committee -- The Executive Policy Committee is authorized to exercise all powers of the Board of Directors which under Delaware law and the By-Laws of the Company may properly be delegated to a committee while the Board of Directors is not in session, except certain powers that have been delegated to other committees of the Board of Directors. The Executive Policy Committee did not hold any meetings in 1996.

     Finance Committee -- The Finance Committee is authorized to review the financial affairs of the Company and make recommendations with respect thereto to the Board of Directors. It also approves capital budgets, guarantees of obligations of subsidiaries and affiliates and certain capital transactions (including mergers and acquisitions), and is the committee which administers the Interpublic Retirement Account Plan. The Finance Committee held twelve meetings in 1996.


     Audit Committee -- The Audit Committee, whose members cannot be officers or employees of the Company, is responsible for the selection and retention of, subject to the approval of the Board of Directors, and the approval of the annual compensation of, the Company's independent accountants. The Audit Committee confers with the independent accountants and from time to time reports to the Board of Directors upon the scope of the auditing of the books and accounts of the Company. It also reviews and examines the procedures and methods employed in the Company's internal audit program. It reviews and submits to the Board of Directors, as soon as possible after the close of each fiscal year, the consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, of stockholders' equity and of cash flows. The Audit Committee held two meetings in 1996.


     Compensation Committee -- The Compensation Committee is responsible for approving the compensation paid by the Company or any of its subsidiaries to officers of the Company or of any subsidiary. For these purposes, compensation is deemed to include: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including awards under the Company's Management Incentive Compensation Plan, the 1996 Stock Incentive Plan and its predecessor, the 1986 Stock Incentive Plan, (4) insurance paid for by the Company or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) grants of performance units under the Long-Term Performance Incentive Plan and (7) Special Deferred Benefit Arrangements. It is the committee that administers the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan, the 1996 Stock Incentive Plan, the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the Employee Stock Purchase Plan (1995). The Compensation Committee held six meetings in 1996.


     Nominating Committee -- The Nominating Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors at the Annual Meeting of Stockholders or any special meeting of stockholders or to be selected by the Board of Directors to fill any vacancy or any additional position created by the Board of Directors. Stockholders who desire to recommend nominees may do so by writing to the Secretary of the Company at the Company's principal executive office set forth in the second paragraph on page 1 of this Proxy Statement. Any such recommendation should be submitted prior to December 31 of the year preceding the Annual Meeting of Stockholders in question, and the recommendation will be given consideration by the Nominating Committee. The Nominating Committee held one meeting in 1996.



ATTENDANCE AT BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors of the Company held six meetings in 1996 and committees of the Board held a total of 27 meetings. During 1996, each of Messrs. Geier, Lowe, Puris and Samper attended fewer than 75% of the meetings of the Board of Directors and committees of the Board on which each director served. However, Mr. Geier was present at all meetings of the Board.


DIRECTORS' FEES

     Each director who is not an employee of the Company or one of its subsidiaries receives an annual retainer of $24,000 for serving as a director, an annual retainer of $2,000 for each committee on which he or she serves, a fee of $1,000 for each meeting of the Board attended and a fee of $1,000 for each committee meeting attended. The Chairman of the Compensation Committee receives an additional $3,000 per year and the Chairman of each of the Audit and Nominating Committees receives an additional $2,500.

     Effective June 1, 1994, an outside director with at least five years of service has been entitled to receive an annual retirement benefit under the Interpublic Outside Directors' Pension Plan (the "Outside Directors' Pension Plan"). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director's years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director's unpaid retirement benefits will be paid to the surviving spouse or the estate of the director.

     Effective December 31, 1995, the Outside Directors' Pension Plan was terminated, except to the extent benefits have been accrued prior to termination. As a result there will be no further accruals for the benefit of existing directors under the Outside Directors' Pension Plan for subsequent years. Any director with fewer than five years of service on the date of termination will not receive any benefits under the Plan.

     In 1994, the stockholders of the Company approved the Interpublic Outside Directors' Stock Incentive Plan (formerly called the Interpublic Outside Directors' Stock Option Plan) and adopted certain amendments to that Plan in 1996 (the Interpublic Outside Directors' Stock Incentive Plan is referred to hereinafter as the "Outside Directors' Plan"). The Outside Directors' Plan provides for the issuance on the first Friday in June in each year to each outside director serving on that date of options to purchase the number of shares of Common Stock having an aggregate fair market value of $30,000 on the date of grant. The exercise price of each option is equal to the fair market price of the Common Stock on the date of grant. Such options become exercisable on the third anniversary after the date of grant and expire ten years from the date of grant.

     An outside director may exercise stock options granted prior to June 1, 1996 that are exercisable on the date of cessation of service for 90 days following cessation of service as a director, except that an outside director who is eligible to receive a benefit under the Outside Directors' Pension Plan may exercise such options for five years following the date of retirement from the Board of Directors, but in no event after the expiration of the ten-year option term. Options granted on or after June 1,
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
1996 that are exercisable at the time of cessation of service may be exercised for a period of three years following cessation of service, whether or not the director is eligible to receive a benefit under the Outside Directors' Pension Plan, but in no event after expiration of the ten-year option term.

     The Outside Directors' Plan provides for a periodic grant of 2,000 restricted shares of the Company's Common Stock to all outside directors then in office. The first grant was made on the first Friday in June 1996. An additional grant of 2,000 shares will be made on the first Friday in June every fifth year thereafter while the Outside Directors' Plan remains in effect.

     Upon receipt of the restricted shares, the outside director will have all rights of ownership with respect to such restricted shares, including the right to vote and to receive dividends, except that, prior to the expiration of a five-year period after the date of grant (the "Restricted Period"), the outside director will be prohibited from selling or otherwise transferring such restricted shares. If, on or after the first anniversary of the grant of the restricted shares, an outside director's service as a director terminates for any reason (including death) during the Restricted Period, the restrictions on transfer will lapse immediately in proportion to the number of months that have elapsed since the date of grant and the remainder of such restricted shares will be forfeited. If an outside director's service terminates for any reason (including death) before the first anniversary of the date of grant of the restricted shares, all of such restricted shares will be forfeited. The committee administering the Outside Directors' Plan may in its discretion direct the Company to make cash payments to an outside director to assist in satisfying the federal income tax liability with respect to the award or vesting of the restricted shares.

     On June 7, 1996, Mr. Borelli, Mr. Olsen, Mr. Questrom, Mr. Samper and Dr. Sisco, all outside directors at that time, each received an award of stock options, covering 642 shares of Common Stock with an exercise price of $46.75 per share. Each of those directors also received at the time a grant of 2,000 shares of the Company's Common Stock.

               COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1996 (the "named executive officers") for services rendered in all capacities for each year in the three-year period ended on that date. As used in this Proxy Statement, the executive officers of the Company are deemed to include any director of the Company who currently serves as a chief executive officer of one of the Company's three agency systems, McCann-Erickson Worldwide, Ammirati Puris Lintas Worldwide and The Lowe Group. In addition to the named executive officers who are employed by Interpublic, the Company has designated as its other executive officers its Senior Vice President-Human Resources, its Vice President, General Counsel and Secretary, its Senior Vice President-Financial Operations, its Senior Vice President-Planning and Business Development and its Vice President and Controller.

                                        SUMMARY COMPENSATION TABLE
                                                            __LONG TERM COMPENSATION ___
                       ______ ANNUAL COMPENSATION _______   ____ AWARDS ____       PAYOUTS
                                                   Other    Restr                             All
Name                                               Annual   icted      Securities             Other
and Principal          Fiscal                      Compen   Stock      Underlying  LTIP       Compen
Position               Year    Salary   Bonus      sation   Awards     Options     Payouts    sation
                                          <F6>      <F8>    <F10>       <F11>        #        <F13>
                                          <F7>      <F9>                <F12>                 <F14>

Philip H. Geier, Jr.
 Chairman of the       1996    $965,000 $1,200,000 $ 89,642 $   -0-    $108,000    $567,000 $    9,557
 Board of Direc-       1995     965,000    868,600       -   4,605,000  108,000     843,750      9,558
 tors and Chief        1994     965,000    550,000 $106,841      -0-     -0-           -0-       8,550
 Executive Officer

Eugene P. Beard
 Vice Chairman-        1996    $750,000 $  900,000 $    -   $    -0-    113,328    $333,375 $    9,557
 Finance and           1995     662,500    588,245      -    2,878,125   63,972     375,000      7,483
 Operations, Chief     1994     575,000    400,000   47,485      -0-        -0-        -0-       8,549
 Financial Officer
 and Director

John J. Dooner, Jr.
 Chairman of McCann-   1996    $750,000 $  770,000 $ 74,393 $    -0-     60,000    $354,375 $    7,726
 and Director          1995     685,000    550,000   59,640      -0-     55,080     535,750      7,009
 of Interpublic        1994     600,000    375,000   84,949  2,816,795     -0-         -0-       7,445

Frank B. Lowe
 Chairman of The Lowe  1996    $750,000 $  600,000 $257,561 $3,510,938   60,000    $459,000 $    8,550
 Group  and Director   1995     660,000    475,000  267,366      -0-     30,000     472,500      8,082
 of Interpublic        1994     660,000    375,000  101,685      -0-       -0-        -0-        8,082

Martin F. Puris
  Chairman of Ammirati 1996    $750,000 $  600,000 $ 52,573 $    -0-     60,000    $  -0-   $   54,464
  Puris Lintas World-  1995     712,500    475,000     -     1,273,125   27,000       -0-       50,638
  wide and Director    1994     240,097        -0-     -         -0-       -0-        -0-    1,900,528
  of Interpublic

<F6>  The salaries of executive officers continuing to serve in the same position are reviewed every two years.

<F7>  Mr. Puris became employed by one of Interpublic's subsidiaries on August 10, 1994, at the time Interpublic acquired
      Ammirati & Puris Holdings Inc.

<F8>  Consists primarily of bonus payments made pursuant to the Company's Management Incentive Compensation Plan.

<F9>  Mr. Puris has irrevocably waived a bonus in the amount of $1.5 million that was to become due in 1996.  In lieu thereof, he has received a retirement/survivor benefit as more fully described under the heading "Special Deferred
      Benefit Arrangements" in this Proxy Statement.

<F10> Other Annual Compensation for 1996 includes $24,078 in medical/dental coverage and $32,221 in club dues paid on behalf of Mr. Geier, $24,078 in medical/dental coverage and $28,735 paid in respect of spousal travel on behalf of Mr.
      Dooner, $200,000 in housing expenses paid to Mr. Lowe, and $18,339 for use of a company car and $13,874 in parking expenses paid to Mr. Puris.

      Other Annual Compensation for 1995 includes $17,490 in medical/dental coverage and $16,407 paid in respect of spousal travel on behalf of Mr. Dooner and $216,667 in housing expenses paid to Mr. Lowe.

      Other Annual Compensation for 1994 includes $31,728 paid in respect of spousal travel on behalf of Mr. Dooner and
      $62,061 paid in respect of spousal travel for Mr. Lowe.

<F11> Restricted stock grants covering 8,620 shares were made to Mr. Dooner in 1994 under the 1986 Stock Incentive Plan (the
      "1986 Plan") in exchange for phantom shares held under the Long-Term Performance Incentive Plan for the 1991-1994
      performance period at 120% of their value on the date of exchange pursuant to an arrangement approved by stockholders at the 1993 Annual Meeting.

<F12> The number and value of shares of restricted stock held by the named executive officers under the 1986 Plan at
      December 31, 1996 (based on the closing price of the Common Stock on December 31, 1996) are as follows: Mr. Geier -
      187,604 shares ($8,911,190); Mr. Beard - 105,162 shares ($4,995,195); Mr. Dooner - 130,591 shares ($6,203,073); Mr.
      Lowe - 285,436 shares ($13,558,210) and Mr. Puris - 35,000 shares ($1,662,500).  The restricted stock awarded to all named executive officers other than Mr. Dooner was issued with at least a five-year vesting period, subject to the discretion of the Committee administering the Plan to release the restrictions not earlier than one year after the issue date.  Of the restricted stock awarded to Mr. Dooner in March 1994, shares that have vested in less than three years from the date of grant are as follows: 5,750 shares on December 15, 1995, and 2,875 shares on December 15, 1996.
      Dividends on restricted stock are paid on the same basis as ordinary dividends on the Common Stock.


<F13> Payouts under the Long-Term Performance Incentive Plan are made at the end of four-year performance periods.  These four-year periods begin at two-year intervals.  An interim payment of approximately 50% of the total payout for the
      1993-1996 performance period was made in December 1996 and is shown on the Table.  The balance was paid in the first quarter of 1997 and is not shown on the Table.  Mr. Beard's payout was deferred until his retirement.

<F14> Other Compensation for 1996 consisted of: (i) the following amounts paid to the named executive officers as matching contributions under the Interpublic Savings Plan - Mr. Geier - $6,749; Mr. Beard - $6,749; Mr. Dooner - $7,030; and
      Mr. Lowe -$6,750; (ii) premiums paid by the Company on group life insurance - Mr. Geier - $2,808; Mr. Beard - $2,808;
      Mr. Dooner - $696; Mr. Lowe - $1,800; and Mr. Puris - $1,800; and (iii) premiums aggregating $52,664 paid by the
      Company for Mr. Puris consisting of: (a) life insurance policies on the life of Mr. Puris including (i) premiums for two split-dollar life insurance policies totaling $13,269; and (ii) premiums on two other life insurance policies totaling $31,602; and (b) a disability insurance policy, the premiums for which were $7,793.


                                        Stock Option Grants In 1996
________________________________________________________________________________________________________________________

The following table provides information on grants of stock options in 1996 to the named executive officers and the estimated grant date present value of the options.

________________________________________________________________________________________________________________________
                                                             Individual Grants
________________________________________________________________________________________________________________________
                                          % of Total                                    Grant Date
                   Number of              Options Granted                               Present
                   Securities Underlying  to Employees in      Exercise     Expiration  Value
                   Options Granted        Fiscal Year          Price ($/Sh) Date         ($)
                   <F14><F15>                                                           <F16><F17>

Philip H. Geier, Jr.  108,000               4.62%              $47.9375      5/20/06    $ 2,264,760

Eugene P. Beard        23,328               0.9987%             40.1250      1/16/06        373,015
                       90,000               3.8532%             47.9375      5/20/06      1,887,300

John J. Dooner, Jr.    60,000               2.57%               47.9375      5/20/06      1,258,200

Frank B. Lowe          60,000               2.57%               47.9375      5/20/06      1,258,200

Martin F. Puris        60,000               2.57%               47.9375      5/20/06      1,258,200


<F14>  Mr. Beard's grant of a stock option covering 23,328 shares was awarded on January 16, 1996 pursuant to the 1986
       Stock Incentive Plan.  This option has a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.  The option becomes exercisable on January 1, 1998.

<F15>  All other options were granted on May 20, 1996 pursuant to the 1986 Stock Incentive Plan.  Each option has a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant.  The options become exercisable on January 1, 2001.

<F16>  The grant date present value of the January 16, 1996 options set forth in the table is based on the
       Black-Scholes Option Pricing Model and assumes that the options are held until they expire on January 16, 2006.
       The calculations are based on the following set of assumptions:  volatility of 25.22%, dividend yield of 1.55%
       and risk-free rate of return of 5.84%.

<F17>  The grant date present value of the May 20, 1996 options set forth in the table is based on the Black-Scholes
       Option Pricing Model and assumes that the options are held until they expire on May 20, 2006.  The calculations are based on the following set of assumptions:  volatility of 24.95%, dividend yield of 1.42% and risk-free rate of return of 6.86%.

                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
________________________________________________________________________________________________________________________

The following table provides information on stock option exercises and the number and the year-end value of options held by the named executive officers.

_______________________________________________________________________________________________________________________
                                                Number of Shares           Value of
                                                Underlying                 Unexercised
                                                Unexercised Options at     In-The-Money Options
                                                December 31, 1996          December 31, 1996
                                                         (#)                   ($)<F18>
                                                ______________________     ____________________
                     Shares
                     Acquired
                     on           Value                         Unexer                  Unexer
Name                 Exercise (#) Realized ($)  Exercisable     cisable    Exercisable  cisable

Philip H. Geier, Jr. 8,000        $227,775      386,358         313,200    $10,439,472  $3,363,525

Eugene P. Beard      None            -0-        179,710         224,100      4,766,452   1,959,712

John J. Dooner, Jr.  None            -0-         32,500         136,680        732,844   1,211,498

Frank B. Lowe        None            -0-          -0-           113,400          -0-       856,613

Martin F. Puris      None            -0-           -0-           87,000         -0-        390,563



<F18>     Based on the closing price of the Company's Common Stock on December 31, 1996.


                        EMPLOYMENT CONTRACTS, TERMINATION OF
                   EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS



EMPLOYMENT AGREEMENTS

Each of the named executive officers has employment contracts with the Company providing for the annual compensation and termination dates set forth below:

                                            Expiration
Name                         Salary <F19>   Date <F20>

Philip H. Geier, Jr.       $965,000         June 30, 2001
Eugene P. Beard             750,000         December 31, 1998
John J. Dooner, Jr.         750,000         December 31, 1998
Frank B. Lowe               750,000         December 31, 2000
Martin F. Puris             750,000         August 10, 1999



<F19>    Salaries do not include compensation pursuant to
         Special Deferred Benefit Arrangements described below.

<F20>    Each employment contract described above is terminable
         by either party at any time upon twelve months' notice, except that the Employment Agreement with Mr. Puris permits him to terminate that contract on six months' notice.

SPECIAL DEFERRED BENEFIT ARRANGEMENTS

  Mr. Beard is a party to three agreements which provide that if he dies while he is employed by the Company amounts aggregating $194,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid benefits for 15 years of $194,000 per year if he retires on or after his 60th birthday. The Company also has entered into an agreement with Mr. Beard which provides that if he dies while he is employed by the Company the amount of $230,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid an annual benefit of $230,000 for 15 years if he retires on or after July 18, 1998. This benefit will be forfeited if Mr. Beard, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

  Mr. Dooner is a party to two agreements which provide that if he dies while he is employed by the Company amounts aggregating $186,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer in the employment of the Company on or after his 55th birthday he will be paid benefits for 15 years ranging from $130,200 to $186,000 per year depending upon the year his employment terminates. In the event Mr. Dooner's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid lesser sums but not less than an aggregate of $300,000. The Company also has entered into an agreement with Mr. Dooner which provides that if he dies while he is employed by the Company, his beneficiaries would receive $88,500 annually for 15 years. Alternatively if he retires from the Company on or after July 18, 1998, the Company will pay him retirement benefits at the rate of $88,500 per year for 15 years. This benefit will be forfeited if Mr. Dooner, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

  Mr. Geier is a party to two agreements which provide that if he dies while he is employed by the Company amounts aggregating $160,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid benefits for 15 years of $160,000 per year if he retires on or after his 60th birthday. The Company also has entered into an agreement with Mr. Geier which provides that if he dies while he is employed by the Company the amount of $255,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid an annual benefit of $255,000 for 15 years if he retires on or after July 18, 1998. This benefit will be forfeited if Mr. Geier, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

  Mr. Lowe is a party to an agreement which provides that if he dies while he is employed by the Company $158,400 per year will be paid to his beneficiaries for 15 years following his death. If he retires on or after his 60th birthday, he will be paid a benefit of $158,400 per year for 15 years. If he retires, resigns or his employment is terminated on or after his 55th birthday, but prior to his 60th birthday, he will be paid benefits ranging from $72,864 to $148,896 per year for 15 years
based on the year his employment terminates.      The Company also
has entered into an agreement with Mr. Lowe that provides that if he dies while he is employed by the Company, an amount of $133,200 per year will be paid to his beneficiaries for 15 years following his death. If he retires on or after his 64th birthday, he will receive a benefit of $133,200 per year for 15 years. If he retires or resigns or his employment is terminated on or after his 60th birthday, but prior to his 64th birthday, he will receive benefits for a period of 15 years ranging from $60,952 to $117,216 per year, depending upon the year his employment terminates.

  Mr. Puris is a party to an agreement which provides that if he dies while he is employed by the Company, his beneficiaries will receive payments of $300,000 per year for 15 years following his death. If he retires on or after his 65th birthday, Mr. Puris will receive retirement benefits of $300,000 per year for 15 years. If he retires, resigns or his employment is terminated on or after his 63rd birthday, but prior to his 65th birthday, he will be paid benefits ranging from $230,000 to $265,000 per year for 15 years, depending upon the year his employment terminates. In the event the employment of Mr. Puris were to terminate prior to his 63rd birthday, he would receive a lump-sum amount that in any case would not be less than $1,500,000.

  A deferred compensation trust for the purpose of funding up to 35% of the gross retirement benefit obligations of the Company under these Special Deferred Benefit Arrangements and other deferred arrangements was established in 1990.


EXECUTIVE SEVERANCE AGREEMENTS

  Messrs. Beard, Dooner, Geier and Lowe each have an agreement with the Company pursuant to which (a) sums previously deferred pursuant to employment agreements, Special Deferred Benefit Agreements and the Management Incentive Compensation Plans of the Company and its subsidiaries would become payable within 30 days following a "Change of Control" of the Company, if the individual had so elected prior to the Change of Control, and (b) a cash severance payment would become payable to such individual if, within two years after the Change of Control, his employment should be terminated by the Company (except for "Cause") or the individual should resign for "Good Reason".

  The agreements provide that a Change of Control occurs if:
(a) any person other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities; (b) the stockholders approve an agreement to merge or consolidate with another corporation (other than a subsidiary of Interpublic) or an agreement to sell or dispose of all or substantially all of the business or assets of Interpublic; or (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

  The agreements provide, for purposes of determining an Executive's right to receive severance payments only, that Interpublic shall have Cause to terminate an executive, following a Change of Control, if the executive: (a) engages in conduct that constitutes a felony and that results in the personal enrichment of the executive at the Company's expense; (b) refuses to substantially perform his responsibilities for the Company; or
(c) deliberately and materially breaches any agreement between himself and the Company and fails to remedy that breach within a 30-day cure period.

  For purposes of determining an executive's right to receive severance payments only, an executive under the terms of the agreements may resign for "Good Reason" if, without his consent, in any circumstance other than his disability, his office in the Company or the geographical area of his employment should be changed or his compensation should not continue to be paid and increased on the same basis as had been in effect prior to the Change of Control or the individual should determine in good faith that the Company had, without his consent, effected a significant change in his status within, or the nature or scope of his duties or responsibilities with, the Company and the Company failed to cure such situation within 30 days after written notice from the individual.

  The severance payment would be three times the individual's average annual compensation during the two calendar years ended prior to the date of the Change of Control, plus a partial annual bonus based on the prior year's bonus prorated for the elapsed portion of the year in which employment terminated. The average compensation used in calculating the severance payment would be the individual's taxable compensation plus any deferred compensation accrued during the two relevant years but would not include any deferred compensation earned in prior years but paid in those years and would not include any taxable compensation relating to any stock option or restricted stock plan of the Company.

  Each agreement includes a covenant by the individual providing that if the individual's employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of the Company or any of its subsidiaries to leave such employ to enter into the employ of the individual, or any person or entity with which the individual is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of the Company or any of its subsidiaries on the date the individual's employment terminates.

  The agreements give the individuals who are parties thereto an option to limit payment under the agreements to such sum as would avoid subjecting the individual to the excise tax imposed by Section 4999 of the Internal Revenue Code.

GENERAL

  Since the beginning of 1996, repurchases by the Company of shares of Common Stock under its publicly-announced stock repurchase program have included an aggregate of 5,000 shares offered to the Company by Barry Linsky, Senior Vice President-Planning and Business Development of Interpublic. The shares were purchased at the then current market price of the Common Stock.

  In connection with the acquisition of Ammirati & Puris, Inc., Interpublic agreed to accept the terms of a loan made prior to the acquisition by Ammirati & Puris, Inc. to Mary Herrmann, Mr. Puris' wife. As of March 31, 1996, this note was repaid in full. The largest principal amount outstanding during 1996 was $75,000. Interest at the average rate of 5.79% was imputed to Ms. Herrmann and included in her reportable income for 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Shortly after he became a director of the Company in July 1996, Mr. Brack purchased shares of the Company in one transaction that he was required, but did not report, to the Securities and Exchange Commission on Form 4. He reported the purchase on Form 5 that was filed timely with the Securities and Exchange Commission.

RETIREMENT PLAN

  As of January 1, 1992, the Company adopted the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Each year a participant's account balance is credited with an amount equal to a percentage of the participant's annual compensation plus interest credits. The percentage of annual compensation varies based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits are based on the 1-year Treasury Bill Rate plus 1 percentage point, compounded quarterly, and are guaranteed at a minimum rate of 5%. Employees who qualify for retirement may receive their benefits as early as the first day of the month that follows retirement. For employees who do not qualify for retirement, benefits may be withdrawn in a single lump sum or in annuity form as of the first day of January following the first anniversary of termination of employment.

  Prior to January 1, 1992, employees employed by the Company and most of its domestic subsidiaries who had attained the age of 21 and had at least five years of service were entitled to receive a monthly benefit upon retirement pursuant to a defined benefit pension formula. Until July 31, 1987, the monthly benefit was computed as a percentage of average monthly compensation during the five consecutive calendar years with highest compensation with certain exclusions. The percentage of average monthly compensation used to calculate the monthly benefit was determined by multiplying the number of years of accredited service (which is defined in the Plan as the period of participation in the Plan) by 1.3%. Beginning July 31, 1987, the method of calculating the pension benefit was changed to a career average formula based on annual compensation. The percentage of annual compensation used to calculate the benefit was 1% of each year's compensation up to $15,000 plus 1.3% of any compensation in excess of that amount.

  Participants under the defined benefit pension formula on December 31, 1991, had their normal retirement benefit converted on an actuarial basis into an "opening cash balance" as of January 1, 1992. This opening cash balance was incorporated into the participant's cash balance benefit under the Interpublic Retirement Account Plan and became eligible for interest credits and withdrawal on the same terms that apply to other amounts accrued under the cash balance formula. In addition, participants continued to accrue benefits pursuant to the career average formula and became eligible to receive upon retirement the higher of (1) the participant's benefit under the cash balance formula or (2) the participant's accrued retirement benefit under the career average formula as of December 31, 1991, plus any accrual after that date calculated pursuant to the career average formula. Employees joining the Company after December 31, 1991 are eligible to accrue benefits only under the cash balance formula.

  With certain minor exceptions, "compensation" under the career average formula as well as the cash balance formula includes all compensation subject to Federal income tax withholding, including deferred compensation paid during the year and non-cash items on which withholding is required, such as shares of restricted stock as to which restrictions have terminated. Compensation also includes contributions made to the Savings Plan on a pre-tax basis pursuant to Section 401(k) of the Internal Revenue Code. Annual compensation for pension accruals since December 31, 1988 has been limited by Federal tax law. Currently, the limit is $160,000, plus cost-of-living adjustments.

  Benefits under the cash balance formula and the career average formula are not reduced by social security payments or by payments from other sources. Joint and survivor and guaranteed minimum payment options, with reduced pensions, are available upon retirement subject to certain limitations. All benefits are funded through a trust.

  The estimated annual retirement benefit that each of the named executive officers would receive at normal retirement age, payable as a straight life annuity, is given as follows: Mr. Beard - $114,374; Mr. Dooner - $88,639; Mr. Geier - $125,000; Mr.
Lowe - $32,276 and Mr. Puris - $9,549. The current Internal Revenue Code limit for annual retirement benefits is $125,000. Alternatively, each of the named executive officers could take the benefit as a lump sum estimated as follows: Mr. Beard - $1,185,508; Mr. Dooner - $918,769; Mr. Geier - $1,276,038; Mr.
Lowe - $334,548 and Mr. Puris - $96,437.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In July 1996, Interpublic, in consideration for a payment in cash of $250,000, acquired a 2.5% equity interest in Investment Sciences Systems LLC ( ISS"), a company in which Leif H. Olsen Investments, Inc. ( LHOI") had an investment. ISS was formed to acquire rights in and to market a software technology (the "Software Technology") that ISS believes will be useful to financial managers in developing global investment strategies and programs of risk allocation for their clients. Mr. Olsen, a director of Interpublic, and his son are principals of LHOI, economic consultants and financial managers. As the result of Interpublic's investment in ISS and other services rendered by Mr. Olsen, LHOI received a 2.5% equity interest in ISS valued at the time of the investment at $250,000. LHOI and ISS also agreed to form a joint venture, in which each have a 50% interest, to manage third-party funds (the "Fund Manager"). In consideration for past services rendered by LHOI to ISS and its predecessor in the development of the Software Technology, ISS has granted to the Fund Manager a perpetual non-exclusive license to use the Software Technology for its money management activities. The Fund Manager currently is inactive.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Policies for Executive Officers

  In 1996, the Compensation Committee of the Company consisted of six experienced outside directors. Each of the members of the Compensation Committee has served and continue to serve on a number of other corporate boards in a similar capacity. All members have extensive knowledge of compensation practices in the private business sector generally.

  The objective of the Company's executive compensation program is to provide key executives with short and long-term compensation opportunities that will enhance shareholder value by motivating executives, increasing retention and rewarding outstanding individual and Company performance.

  The compensation paid to executives consists of a base salary and incentive compensation. Base salary generally reflects the executive's level of responsibility, performance and experience. Incentive compensation opportunities are provided pursuant to one or more of the following three shareholder-approved incentive plans:

  	 Management Incentive Compensation Plan (the "MICP"), which is an annual bonus plan that establishes a bonus pool based on profits for the last-completed fiscal year. Individual awards are made based on performance and are typically paid in cash but may be paid in stock.

  	 Long-Term Performance Incentive Plan (the "LTPIP"), which provides for biennial awards of performance units each having a four-year term. These awards entitle a participating executive to receive cash payments based on the extent to which long-term operating profit targets are achieved by the division or entity of the Company for which the executive is responsible.

  	 Stock Incentive Plans, which provide for the issuance of stock options and restricted stock. These instruments increase in value over time only if the market price of Interpublic Common Stock increases.
    They are usually forfeited in the absence of action by the Committee if an executive leaves the Company within a specified period following the date of the award.

  The determination of the amount and form of executive compensation, including incentive compensation, paid to each executive officer of the Company is made by the Committee based on a discretionary evaluation, after taking into account a range of factors that may include:

  (i) The financial results of the Company and the anticipated developments in the advertising industry.

    (ii) The total annualized compensation for the particular executive based on salary, bonus and incentive compensation.

   (iii) The accumulated value of incentive compensation previously provided such as stock options, restricted stock or performance units.

    (iv) The current and future financial and tax impact on the Company and on the executive of benefits under the Company's compensation plans.

  (v)    The particular achievements of the executive.

    (vi) The talents and unique qualities of the executive, and the value of his or her accumulated experience with the Company as those factors are relevant to the future management of the Company.

  There is no pre-determined weight assigned to any of the above factors; however compensation decisions by the Committee are greatly influenced by the annual financial performance of the Company.

  The Committee's overall knowledge and experience of executive compensation practices provides the basis for making the subjective evaluations which in part determine the salaries paid and the incentive awards made to the executive officers.


1996 Compensation of Executive Officers

  During 1996, Mr. Lowe was the only named executive officer who received a salary increase. Other executive officers not listed on the Summary Compensation Table received salary increases in 1996 in accordance with the Company's review policies. Salary increases are based on personal performance, promotions and overall financial results. Other than with respect to promotional increases, increases in salary generally are not awarded more frequently than once every two years.

  Under the MICP annual bonuses to officers and key employees of the Company and its subsidiaries are paid from an annual bonus pool that may not exceed 5% of the amount by which consolidated pre-tax income on a worldwide basis exceeds 15% of the average equity capital of the Company in the immediately preceding calendar year. In 1996, total MICP payments to executive officers were higher than in 1995 as a result of the Company satisfying and exceeding its annual business plan and objectives, including achievement of targeted revenue, profit and net income margins, before the effect of a non-cash charge to record the impairment of assets and related goodwill.

  In 1996, no awards of performance units were granted under the LTPIP to executive officers.

  Under the Stock Incentive Plan, stock options and restricted stock may be awarded to officers and key employees of the Company and its subsidiaries. Stock options are granted on such terms as are approved by the Committee, provided that the term of the option may not exceed ten years and the exercise price may not be less than the market price of the Common Stock on the date of grant. Shares of restricted stock granted are restricted as to transfer for a minimum of five years from date of grant and are forfeited if the executive should leave the employment of the Company, unless the Compensation Committee deems otherwise. In determining individual grants of stock options and restricted stock the Committee takes into consideration the number of years since previous grants, the financial performance of the Company over recent years in terms of annual operating margin, revenue and operating profit growth and the growth of shareholders value and the overall compensation and performance of the executive. The Committee also reviews various outside survey data pertaining to the pattern of grants made by other companies having approximate capitalization and growth similar to those of Interpublic (including several of the companies in the Peer Group Index, appearing in the two performance graphs that follow this Report).

  A total of 83,000 shares of restricted stock were granted to three executive officers during the year in recognition of individual achievements.

  Stock option awards that are granted together with LTPIP awards are normally made biennially during odd numbered years. The Committee can and has in the past, awarded grants of stock options in the year prior to the start of a performance period of the LTPIP. In anticipation of LTPIP awards for the 1997-2000 performance period, the Committee in 1996 made grants of stock options under the 1986 Stock Incentive Plan, including the stock option grants to the named executive officers described in the Stock Option Grant Table. The number of stock options awarded each executive officer was based on the judgment of the Committee. The Committee considered such factors as each executive's level of responsibility in the Company, the executive's overall performance and his anticipated or expected contribution to the continued success of the Company. The Committee also reviewed various outside survey data as stated above. Mr. Beard's stock option award for 1996 included a grant covering 23,328 shares which was made in conjunction with the 1995-1998 performance period of the LTPIP.

  Stock option grants made in anticipation of LTPIP grants and covering an aggregate of 79,800 shares of Common Stock were made to five executive officers other than the named executive officers during the year.


  Stock options covering an aggregate of 14,000 shares and unrelated to any LTPIP awards to be made in the future were granted to three executive officers other than the named executive officers.


Tax Law Changes

  Under the federal income tax laws, the deduction that a publicly-held company is allowed for compensation paid to the chief executive officer and to its other four most highly compensated executive officers generally is limited to $1 million exclusive of qualifying performance-based compensation. The Committee has and will continue to consider ways to maximize the deductibility of executive compensation, including the utilization of performance- based plans, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. In 1995, shareholders approved changes to the MICP, which included performance-based criteria and limits that the Committee could use in determining individual MICP awards. The LTPIP historically has been a performance-based plan. The Stock Incentive Plan and the proposed 1997 Performance Incentive Plan set forth in Appendix A of this Proxy Statement, contain provisions relating to stock option grants and performance units to be granted thereunder that are intended to make the awards thereunder eligible for performance-based compensation exclusive from the $1 million limitation.


Compensation of Chief Executive Officer

  During 1996, Philip H. Geier, Jr., the Company's Chairman of the Board and Chief Executive Officer received a salary of $965,000, a level that has been unchanged since 1991. Mr. Geier received a MICP award for 1996 of $1,200,000.

  Mr. Geier's 1996 MICP award was based on a number of factors including an increase of 22% in net income, an increase of 19% in earnings per share, an increase of 16% in gross income, in each case before the effect of a non-cash charge to record the impairment of assets and related goodwill all of which in the opinion of the Committee led to a continued significant increase in shareholder value.

  Mr. Geier's stock option grant of 108,000 shares made in conjunction with the anticipated awards for the 1997-2000 performance period of the LTPIP, is at the same level that he received in conjunction with the 1995-1998 LTPIP, when Mr. Geier was granted the maximum award for his participation level. The Committee considered, in addition to the factors set forth under the heading Compensation Policies for Executive Officers" of this Report, the Company's compensation strategy of tying a major portion of a key executive's compensation to the value of Interpublic stock. As of December 31, 1996, a substantial portion of the value of Mr. Geier's entire annualized compensation package is based on or related to the future performance of Interpublic stock.



                           Leif H. Olsen, Chairman
                           Frank J. Borelli
                           Reginald K. Brack
                           Allen Questrom
                           J. Phillip Samper
                           Joseph J. Sisco

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN <F21>
     THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
             THE S&P 500 AND PEER GROUP INDEX <F22>




_______________________________________________________________
              1991     1992    1993     1994     1995     1996

Interpublic  100.00   123.64  115.32   117.76   161.53   179.49

S & P 500    100.00   107.61  118.41   120.01   164.95   202.73

Peer Group   100.00   124.51  135.96   147.14   197.44   254.62

-----------------------------------------------------------------

<F21>    Assumes $100 is invested on December 31, 1991, and that
         all dividends are reinvested.

<F22>    The Peer Group Index includes Interpublic and in
         addition consists of Cordiant plc (formerly Saatchi & Saatchi plc), Omnicom, True North Communications Inc. (formerly Foote Cone & Belding), Grey Advertising and WPP Group. Total shareholder return is weighted according to market capitalization at the beginning of each annual period.

                     COMPARISON OF ELEVEN-YEAR CUMULATIVE TOTAL RETURN OF <F23>
                       THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
                               THE S&P 500 AND PEER GROUP INDEX <F24>


The table below contains the data points used in the Performance Graph that appears in the printed proxy statement.
_________________________________________________________________________________________________________________________


               1985    1986   1987   1988    1989    1990   1991   1992    1993   1994   1995   1996

Interpublic   100.00  131.81 155.78 184.45  250.70  275.13 458.16 566.49  528.34 539.52 740.09 822.34

S&P 500       100.00  118.62 124.76 145.34  191.25  185.30 241.51 259.88  285.96 289.84 398.37 489.60

Peer Group    100.00  106.87 112.00 115.03  132.02   93.23 135.70 168.97  184.50 199.68 267.93 345.53

_________________________________________________________________________________________________________________________


<F23>     Assumes $100 is invested on December 31, 1985, and that all dividends are reinvested.

<F24>     The Peer Group Index includes Interpublic, and in addition consists of Cordiant plc (formerly Saatchi & Saatchi plc), Omnicom, True North Communications Inc. (formerly Foote Cone & Belding), Grey Advertising and WPP Group.
          Total shareholder return is weighted according to market capitalization at the beginning of each annual period.

          An important objective of the Company is to create long-term reward for shareholders.  Accordingly the table that appears above has been presented to show comparative cumulative return over an eleven-year period.


     2. PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     On March 20, 1997, the Company's Board of Directors adopted a resolution proposing that Article 4 of the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, $.10 par value, from 150,000,000 to 225,000,000 shares. In addition to the _______
shares of Common Stock outstanding at March __, 1997, a total of _____ shares were reserved for issuance pursuant to various employee benefit plans and a total of _____ shares are reserved for issuance upon the conversion of outstanding subordinated convertible debentures. This leaves an aggregate of ____ unissued shares that are not reserved for issuance.

Purposes of Increase

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to make additional shares available for issuance from time to time in order to have the flexibility to meet such corporate purposes and needs as may be determined by the Board of Directors to be proper and as may arise from time to time, including a possible stock split. In addition, such purposes and needs may include increases in capital through one or more offerings of Common Stock or the issuance of shares of Common Stock in exchange for the acquisition of other companies or properties. If the proposed amendment to the Restated Certificate of Incorporation is approved, the additional shares will be available for issuance at such times as the Board of Directors deems advisable without further action of the Company's stockholders, except to the extent required by law or the rules of any stock exchange on which the Company's securities are listed by reason of the nature of the transaction in which the shares are to be issued.

     Stockholders will not have preemptive rights to purchase any of the additional authorized shares of Common Stock.

     Under the laws of Delaware, the jurisdiction of the Company's incorporation, the affirmative vote of the majority of all outstanding shares of Common Stock is necessary for the adoption of the proposed amendment to the Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         3.  ADOPTION OF THE 1997 PERFORMANCE INCENTIVE PLAN

         The Company's Board of Directors (the Board") has adopted, and is submitting to stockholders for approval, The Interpublic Group of Companies, Inc. 1997 Performance Incentive Plan (the
 Plan"). If approved by stockholders, the Plan will replace the 1996 Stock Incentive Plan, the Company's current stock incentive plan (the 1996 Plan"), and the Management Incentive Compensation Plan, the Company's annual bonus plan (the MICP").

Description of the Plan

         The text of the Plan is attached hereto as Annex A. the following description of the Plan is qualified in its entirety by reference to the text of the Plan.

         Purposes of the Plan. The purposes of the Plan are to promote the interests of the Company and its shareholders, and to further align the interests of shareholders and the participants in the Plan, by (i) attracting, retaining, and motivating the individuals who are the participants in the Plan, (ii) providing the participants in the Plan with incentives tied to the achievement of business, financial, and strategic objectives of the Company and its subsidiaries and affiliates, and (iii) providing the participants in the Plan with equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Common Stock of the Company.

         Administration. The Plan will be administered by a committee that satisfies the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act"), and accordingly will be composed solely of two or more members of the Board of Directors who are not employees of the Company and who do not have any other disqualifying affiliations with the Company (the Committee"). If the Committee deems it advisable, the Committee may delegate its authority under the Plan to the extent permitted by applicable law, except that no such delegation of authority is permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act.

         Eligibility. Any employee of the Company, or any of its subsidiaries or affiliates (defined to include any corporation or other entity in which the Company directly or indirectly owns at least a 40% interest), that the Committee determines to be responsible for, or able to contribute to, the growth, profitability, and success of the Company is eligible to participate in the Plan. Directors who are not employees are not eligible to participate in the Plan.

         Shares Available for Awards. The maximum number of shares of Common Stock in respect of which awards may be granted under the Plan (other than management incentive compensation performance awards) in any year consists of a base amount, supplemented by certain additional shares, if any. The base amount is equal to 1.85% of the total number of shares of Common Stock outstanding on the first day of the year. If, in any year, awards are made in respect of fewer than the number of shares comprising the base amount, the unused balance is carried forward and will be available for awards in future years. In addition, the following shares are available for future awards under the
Plan: (i) shares tendered or withheld in payment of the exercise price of a stock option or to satisfy a tax withholding obligation, (ii) shares issued, or shares issuable in respect of awards, that are forfeited, and (iii) shares issuable in respect of awards that are settled in cash in lieu of shares of Common Stock. The shares of Common Stock issuable under the Plan may be either authorized but unissued shares or shares held in treasury and not reserved for any other purpose.

         Aggregate Limitations on Restricted Stock and Incentive Stock Option Awards. Of the total number of shares available for awards (other than management incentive compensation performance awards) in any year, no more than 25% of such shares may be the subject of restricted stock awards and no more than 200,000 shares of Common Stock may be the subject to incentive stock option awards.

         Individual Award Limitations on Stock Options and SARS. In any year, no participant may receive stock options and stock appreciation rights in respect of more than 250,000 shares of Common Stock.

         Awards. The following types of awards may be made to employees under the Plan: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) phantom shares,
(v) performance units, (vi) management incentive compensation performance awards (see Management Incentive Compensation Performance Awards"), (vii) shares in lieu of cash, and (viii) dividend equivalents. The selection of employees to receive awards, the type and amount of an award, and the terms and conditions of an award all are matters that are determined in the sole discretion of the Committee.

         Stock Options. Stock Options granted under the Plan may be either incentive stock options ( ISOs") that are intended to satisfy the requirements of Section 422 of the Internal Revenue
Code of 1986, as amended (the Code"), or options that are not intended to meet such requirements ( nonstatutory stock options"). The exercise price of a stock option may not be less than 100% of the market price of the Common Stock on the date of the grant and the term of a stock option may not be longer than 10 years.

         Each stock option may be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the grant or thereafter; provided that, except in the event of the retirement, death or disability of the holder of upon the occurrence of a change of control" (as hereinafter defined), a stock option may not be exercised in whole or in part during the twelve-month following the grant. Payment of the exercise price of a stock option may be made (i) in cash or its equivalent, (ii) if and to the extent permitted by the Committee, by the delivery or attestation to the ownership of shares of Common Stock owned by the holder, or (iii) by a combination of the foregoing.

         Stock Appreciation Rights. A stock appreciation right entitles the holder to receive from the Company a payment in an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price. The Committee has the discretion to determine the time or times at which or the event or events upon which a stock appreciation right may be exercised in whole or in part, subject to the limitation that, except in the event of the retirement, death or disability of the holder or upon the occurrence of a change of control", a stock appreciation right may not be exercised in whole or in part during the twelve-month period following the grant. The Committee also has the discretion to determine the method of exercise and whether a stock appreciation right shall be settled in cash, shares of Common Stock, or a combination of cash and shares. Stock appreciation rights may be granted in tandem with or in addition to a stock option and may be granted either at the same time as a stock option or at a later time. Stock appreciation rights may not have a base price that is less than the fair market value of the Common Stock on the date of the grant (except that a stock appreciation right granted in tandem with a previously granted stock option may have a base price equal to the exercise price of such stock option) or a term that is longer than ten years.

         Restricted Stock. Restricted stock is Common Stock that is granted to an employee subject to the satisfaction of such terms and conditions as the Committee may determine. Vesting may be based solely on the lapse of time, or the lapse of time combined with the satisfaction of performance or other criteria specified by the Committee. Until such time as the restrictions imposed by the Committee lapse (the restricted period"), shares of restricted stock are subject to forfeiture and may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the holder. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a change of control", the restricted period may not be less than one year. Subject to such terms, conditions, and restrictions as may be imposed by the Committee, the holder, during the restricted period, otherwise has absolute ownership of the restricted shares, including the right to vote and receive dividends on the shares.

         A holder of restricted stock may irrevocably elect to have any withholding tax obligation associated with the lapse of restrictions on restricted stock satisfied by (i) having the Company withhold shares of restricted stock otherwise deliverable to the participant or (ii) delivering to the Company such restricted stock or other shares of Common Stock; provided that the Committee may, in its discretion, disapprove any such election. When the restrictions on restricted stock lapse, the Committee may, in its discretion, direct the Company to make cash payments to assist the holder in satisfying his federal income tax liability with respect to the restricted stock. Such payments may be made only to those holders whose performance the Committee determines to have been fully satisfactory between the date on which the restricted stock were granted and the date on which the restrictions lapse.

         Phantom Shares. A phantom share represents the right of the holder to receive, subject to such terms and conditions as the Committee shall establish, an amount determined by the Committee based on the achievement of performance goals established by the Committee relating to the fair market value, book value, or formula value of an equity interest in the Company or any of its subsidiaries or affiliates (or any combination thereof). Except in the event of the retirement, death or disability of the holder or upon the occurrence of a change of control", phantom shares may not vest during the twelve-month period following the grant. Payment of the value of a phantom share may be made in cash, shares of Common Stock, or a combination of cash and shares, at such time and in such manner as the Committee shall determine.

         Performance Units. Performance units represent a contractual right of the holder to receive a payment that becomes vested upon the attainment of performance objectives established by the Committee relating to one or more of the following criteria: (i) cumulative compound operating profit growth, (ii) total return to shareholders, (iii) return on equity, (iv) increase in revenue, (v) net operating income, (vi) cash flow, or
(vii) any other criteria selected by the Committee (in the case of an award to an employee who is not a covered employee" within the meaning of Section 162(m) of the Code). The performance objectives may relate to the performance of the Company, any of its subsidiaries or affiliates, a division or unit of the Company or any of its subsidiaries or affiliates, an office, group of agencies, or all or any part of an agency system, in each such case as measured in absolute terms or in comparison with the performance of other companies. The number of performance units granted to an employee, the applicable performance criteria, the performance period and all other terms and conditions of a performance unit are determined in the discretion of the Committee.

         Performance units may be settled in cash, in shares of Common Stock, or a combination of cash and shares, as determined by the Committee. The maximum amount that may be paid to a holder with respect to a performance unit award for any four-year performance period is $3.5 million (which amount shall be proportionately increased or decreased for performance periods of other than four years). No employee may participate in more than four performance periods at one time.

         Shares in Lieu of Cash. The Committee may award shares of Common Stock in lieu of all or part of any compensation that otherwise is payable in cash to an employee by the Company or any of its subsidiaries or affiliates. If shares of Common Stock are issued in lieu of cash, the number of shares to be issued must have a fair market value equal to or less than the amount of cash otherwise payable.

         Dividend Equivalents. In connection with any award, the Committee in its discretion may grant dividend equivalents, to be paid on a current, deferred, or contingent basis. Dividend equivalents represent the right to receive a payment equal to the aggregate dividend payment on a corresponding number of shares of Common Stock, and may be paid in cash, shares of Common Stock, or a combination of cash and shares.

         Management Incentive Compensation Performance Awards. Under the management incentive compensation performance award component of the Plan, the Committee in its sole discretion is authorized to make management incentive compensation awards ( MICP awards") to employees of the Company and its subsidiaries and affiliates, subject to the limitation that no single individual is permitted to receive in any year an award in excess of $2 million. The funds available for all MICP awards in any year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before taxes of the Company and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effect, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Company during the immediately preceding year.

         In determining the amount of MICP awards, the Committee is required to consider one or more of the following factors: (i) achievement of the worldwide business plan adopted by the Company, (ii) contribution to clients' business, consisting of improvement in the quality of work produced or improvement in efficiency, (iii) financial factors, consisting of operating margin, level of or growth in revenue, and level of or growth in operating profit, and (iv) individual performance. MICP awards may be made in cash, shares of Common Stock, or a combination of cash and shares. The number of shares of Common Stock issuable in connection with MICP awards is limited to the excess of 600,000 shares over the number of shares previously issued under the MICP while it was in effect.

         Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an award to be transferred to a member of a participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the participant and members of the participant's immediate family, no award may be assignable or transferable except by will or by the laws of descent and distribution.

         Termination of Employment. If the employment of the holder of an award terminates for any reason, any nonvested portion of the award will be forfeited, unless the Committee in its sole discretion determines otherwise, except that only in the case of the retirement, death or disability of the holder may the Committee allow an award to become vested prior to the first anniversary of the grant.

         Change of Control. Upon the occurrence of a change of control" all awards then outstanding will immediately become fully vested. A change of control is defined by the Plan to mean the occurrence of any of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange
Act), other than the Company or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities,
(ii) a tender offer or exchange offer (other than an offer by the Company), pursuant to which 20% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company, (iv) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Adjustments. If the Committee at any time determines that a corporate transaction" has occurred that affects the Common
Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of (i) the number and kind of shares that thereafter may be made the subject of awards, (ii) the number and kinds of shares that are subject to outstanding awards, and (iii) the grant, exercise, or conversion price of any award. In addition, the Committee may make provisions for a cash payment to a participant or other person holding an outstanding award. A corporate transaction" is defined by the Plan to mean any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar event.

         Amendment of Plan. The Board or the Committee may amend, suspend, or terminate the Plan, or any portion thereof, at any time; provided that no amendment may be made without shareholder approval if (i) shareholder approval is required by law or (ii) if the amendment would increase the number of shares of Common Stock available for awards under the Plan. Without the written consent of an affected participant, no termination, suspension, or modification of the Plan may adversely affect any right of such participant under the terms of an award granted before the date of such termination, suspension, or modification.

         Effective Date; Duration of the Plan. The Plan will become effective on the date the Plan is approved by the Company's shareholders. No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2002. Upon shareholder approval of the Plan, no further awards may be made under the 1996 Plan or under the MICP.

         Federal Income Tax Consequences.

         The material federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue
Code and the regulations thereunder, are as follows:

         The grant of an option or SAR to an employee will have no tax consequences to the employee or to the Company or its subsidiaries or affiliates. In general, upon the exercise of an ISO, the employee will not recognize income, and the employer will not be entitled to a tax deduction. (However, the excess of the acquired shares' fair market value on the exercise date over the exercise price is included in the employee's income for purposes of the alternative minimum tax.) When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute long-term capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, the portion of any gain realized by the employee upon the disposition of the shares that
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does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, the balance of any gain or any loss will be treated as a capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year), and the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee. If an employee exercises an ISO, but fails to remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the date of grant until three months preceding the date of exercise (one year preceding the date of exercise if the employee's employment terminated due to disability), the option will be treated for tax purposes as a nonstatutory stock option, as described below.

         In general, upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount. Upon the exercise of a SAR, the employee will recognize as ordinary income any cash received and the fair market value on the exercise date of any shares received, and the employer generally will be entitled to a tax deduction in the same amount.

         With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

         In the case of an award to an employee that is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.
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         An employee whose shares are both nontransferable and
subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income, and the amount of the employer's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

         When an employee sells any shares acquired under a nonqualified stock option, a SAR, or any other award other than an ISO, the employee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the employee's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares. Any capital gain or loss realized upon the disposition of the shares will be long-term or short-term, depending on whether the shares have been held for more than one year from the date as of which ordinary income was recognized.

         When a cash payment is made to an employee, the employee will recognize the amount of the cash payment as ordinary income, and the employer generally will be entitled to a tax deduction in the same amount.

         In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to
the officer exceeds $1,000,000 in any year.   Performance-based
compensation," however is not subject to this deduction limit. The Plan permits the grant of both awards that qualify as performance-based compensation, such as options, SARs, performance units, and incentive compensation awards, and awards that do not so qualify, such as restricted stock, phantom shares, awards of shares of Common Stock in lieu of cash, and dividend equivalents.

         Any acceleration, vesting, or increase in the amount of an award under the Plan as a result of a change of control might under certain circumstances be deemed to be a parachute payment" for tax purposes. In general, if the present value of all parachute payments to a disqualified individual" (any one of a limited class of shareholders, officers, and highly compensated
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
employees) equals or exceeds three times the individual's base amount" (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the parachute payments over the individual's base amount, and the employer will be denied a tax deduction for such excess, except to the extent it is established that the excess represents a reasonable compensation for services actually rendered. Payments outside of the Plan also may constitute parachute payments.

         New Plan Benefits.

         The selection of employees to receive awards under the Plan will be determined by the Committee in its discretion.
Therefore, the benefits under the Plan that will be received by any individual or group are not determinable. On March 24, 1996, the closing price of the Common Stock on the New York Stock
Exchange was $53 3/8 per share.


         Vote Required.

         The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


         4.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Price Waterhouse have been appointed and are acting as independent accountants of the Company for the year 1997. This firm has been the Company's independent accountants since 1952. Price Waterhouse has advised the Company that they are independent accountants with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Securities and Exchange Commission.

         A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

         If a majority of the shares of Common Stock present in
person or by proxy and entitled to vote do not confirm the
appointment of Price Waterhouse, the Board of Directors of the
Company will take such vote into consideration and take action consistent to the extent practicable with the stockholders' vote and the Company's need for the services of independent
accountants for the balance of the year 1997.
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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF
THE APPOINTMENT OF PRICE WATERHOUSE.


         5.  STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND

         Interpublic is advised that two stockholders intend to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The names and addresses of these two shareholders and the number of shares of Common Stock each has stated that they own will be furnished by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The stockholders' proposal is as follows:

         WHEREAS, the Interpublic Group has a wholly-owned subsidiary in Northern Ireland, McCann-Erickson Belfast Ltd.,

         WHEREAS, the on-going peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;

         WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country; and

         WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

         1. Increasing the representation of individuals from under represented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

         2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

         3. The banning of provocative religious or political emblems from the workplace.

         4.   All job openings should be publicly advertised and
special recruitment efforts should be made to attract applicants from under represented religious groups.
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         5.   Layoff, recall, and termination procedures should not
in practice, favor particular religious groupings.

         6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

         7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

         8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

         9. The appointment of a senior management staff member to oversee the Company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

         RESOLVED, Shareholders request the Board of Directors to:

              1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride
         Principles.



                                  SUPPORTING STATEMENT

         -- We believe that our Company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

         -- Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

         -- Implementation of the MacBride Principles by the Company will demonstrate its concern for human rights and equality of opportunity in its international operations.

         Please vote your proxy FOR these concerns.



                   INTERPUBLIC'S STATEMENT IN OPPOSITION


         Interpublic has one advertising agency in Northern Ireland, McCann-Erickson Belfast, which was acquired in June 1986. This agency has about 40 employees.

         Management of Interpublic believes that McCann-Erickson
Belfast's policies and practices are consistent with Interpublic's policy to recruit, employ and promote all qualified personnel without regard to race, creed, color, national origin, sex, age, veteran status or disability.

         The Company shares the proponent's concern for human rights and equality of opportunity as well as the need to encourage employment and opportunity in Northern Ireland. It believes that an effective commitment to fair employment has been made in good faith by McCann Erickson Belfast, and that implementation of all of the MacBride Principles is not necessary nor desirable under the circumstances. Furthermore it is not practical or prudent for the Board of Directors of the Company to develop solutions in the United States to problems unique to Northern Ireland.

         Interpublic believes that McCann-Erickson Belfast is in full compliance with the Fair Employment (Northern Ireland) Act of
1989, as amended, effective in Northern Ireland. Under this law, an employee designated as the Monitoring Officer is required to monitor the religious composition of the workforce and to submit a statutory annual report to the Fair Employment Commission. The Monitoring Officer for McCann-Erickson Belfast reports he has found no evidence of religious or political discrimination in the composition of its workforce.

         McCann-Erickson Belfast ("MEB") has adopted and implements the following Policy Statement on Religious Equality of Opportunity in Employment:
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
              (1) Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

              (2) MEB endorses the merit principle, namely that the best individual for a job will be selected without regard for his or her religious belief or perceived religious affiliation. This principle applies both to permanent payroll and temporary positions. The merit principle is confirmed as applying to recruitment to the Company, training, transfer and promotion.

              (3) Job vacancies which require external candidates will be advertised in the press or lodged with accredited organizations including the job centers in a way which ensures that qualified candidates across the community are made aware of such opportunities. Word of mouth as a means of securing applicants is discontinued.

              (4) MEB will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

              (5) MEB will monitor the religious composition of the total employee body by defined job groupings and will carry out compositional analyses of all applicants for vacancies at every level. The religious affiliation records will be maintained, summarized and analyzed by the Monitoring Officer.

              (6) Where compositional analysis points to the need for further affirmative action, MEB will determine what action is required to be taken and will diligently implement appropriate action.
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
              (7) MEB will distribute and publicize this policy statement throughout the premises and elsewhere as is from time to time appropriate.

              (8) MEB will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

              (9) All employees have a responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

              (10) It is the responsibility of all employees in conjunction with MEB to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

         Vote Required

         The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the stockholders' proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND.

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
                        SOLICITATION OF PROXIES

         The solicitation of proxies is made on behalf of the Management of the Company. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax or other means by officers, directors and employees of the Company, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by the Company. D.F. King & Co., New York, N.Y., has been retained to assist the Company in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $7,500, plus reasonable out-of-pocket expenses. The Company also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

         The Management is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                       By Order of the Board of
                                       Directors,



                                       Nicholas J. Camera
                                       Secretary


April __, 1997

                       APPENDIX A





             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                 1997 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose.

        The purposes of the Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees, by

         (a)  attracting, retaining, and motivating
        outstanding individuals as Eligible Employees;

         (b)  providing Eligible Employees with
        incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

         (c)  providing Eligible Employees with
        equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Company's Common Stock.

Section 2.  Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

"Affiliate" means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least forty percent (40%) of the combined voting power of all classes of stock of the entity or at least forty percent (40%) of the ownership interests in the entity.

"Award" means any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in
Section 14(a) hereof.
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
"Board" means the Board of Directors of the Company.

"Change of Control" means the occurrence of any of the following events:

        (a) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or

        (b) a tender offer or exchange offer (other than an offer by the Company), pursuant to which twenty percent (20%) or more of the then outstanding shares of Common Stock were purchased, expires; or

        (c) the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company; or

        (d) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets; or

        (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee established by the Board pursuant to Section 3 hereof.

"Common Stock" means the Company's $.1O par value common stock.

"Company" means The Interpublic Group of Companies, Inc.

"Corporate Transaction" means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

"Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

"Dividend Equivalent" means an Award, granted in accordance with the provisions of Section 12 hereof, that provides for payments equivalent in amount to the dividends on Shares.

"Eligible Employee" means any employee of the Company, its Subsidiaries, or its Affiliates determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. However, this term does not include directors who are not employees of such entities.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

"Incentive Stock Option" or "ISO" means an Option intended to meet the requirements of Section 422 of the Code.

"Management Incentive Compensation Performance Award" or "MICP
Award" means an Award granted under Section 10 hereof and payable wholly in cash, wholly in Shares, or partly in cash and partly in Shares in accordance with the terms of the Award.

"Nonstatutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

"Option" means the right to purchase the number of Shares specified by the Committee, at a price and during a term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

"Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

"Performance Period" means a period during which an Award of Performance Units is subject to forfeiture. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. The duration of a Performance Period shall not be less than one year.

"Performance Units" means any Award of a contractual right granted under Section 9 hereof to receive cash or Shares that becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"Phantom Shares" means an Award of a contractual right granted under Section 8 hereof to receive cash or Shares payable in accordance with the terms of the Award.

"Plan" means The Interpublic Group of Companies, Inc. 1997
Performance Incentive Plan, set forth herein, and as it may be amended from time to time.

"Plan Year" means the calendar year.

"Restricted Period" means a period during which an Award of Restricted Stock is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that a Restricted Period may terminate before the expiration of one year, pursuant to Section 13 hereof, in connection with the termination of the Participant's employment due to retirement, death, or Disability or, pursuant to Section 14(d) hereof, by reason of a Change of Control.

"Restricted Stock" means any Award of Common Stock granted under
Section 7 hereof that becomes vested and nonforfeitable upon the attainment, in whole or in part, of conditions established by the Committee.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" means a contractual right granted under Section 6 hereof to receive cash, Shares, or a combination thereof.

"Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

Section 3.  Administration.

        (a) The Committee. The Plan shall be administered by a committee (the "Committee") that satisfies the requirements of Rule 16b-3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

        (b) Committee Powers. The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

        (c) Committee Action. The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

        (d) Awards. Subject to the provisions of the Plan, the Committee shall have the authority to grant the following Awards:

         (a) Options,

         (b) Stock Appreciation Rights,

         (c) Restricted Stock,

         (d) Phantom Shares,

         (e) Performance Units,

         (f) Management Incentive Compensation
         Performance Awards,

         (g) Shares in Lieu of Cash, and

         (h) Dividend Equivalents.

        (e) Participants. Subject to the provisions of the Plan, the Committee shall have the authority to designate the Eligible
Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

        (f) Delegation. If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 to persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation.

Section 4.  Maximum Amount Available for Awards.

        (a) Basic Limitation. Subject to the provisions of subsections (b) through (f) of this Section 4, the maximum number of Shares in respect of which Awards may be granted in any Plan
Year is 1.85% of the total number of Shares issued and outstanding on the first day of that Plan Year, including Shares held in the Company's treasury.

        (b) Additional Shares. In addition to the Shares authorized by Section 4(a) hereof, the following Shares may be the subject of Awards under the Plan:

         (1) Carryovers. If the maximum number of Shares in respect of which Awards may be granted in any Plan Year pursuant to this Section 4 (the "Maximum Shares") exceeds the number of Shares in respect of which Awards are granted in that Plan Year (the "Covered Shares"), Shares equal to the excess of the Maximum Shares over the Covered Shares ("Unused Shares") shall be added to the Shares otherwise available for Awards in the immediately following Plan Year. Unused Shares may be carried over to each subsequent Plan Year in succession to the extent that Awards are not granted in respect of the Unused Shares.

         (2) Surrender of Shares. If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under an Option granted under the Plan, or in satisfaction of withholding tax obligations, the Shares tendered by the Participant or so withheld shall become available for Awards.

         (3) Forfeiture of Shares. If Shares that are issued under the Plan are subsequently forfeited (or if an Award with respect to Shares is forfeited) in accordance with the terms of the Award, the forfeited Shares shall immediately become available for Awards.

         (4) Payment of Cash in Lieu of Shares. To the extent that cash is paid pursuant to an Award in lieu of Shares, the Shares covered by the Award shall become available for Awards.

         (5) MICP Awards. The Shares authorized by the preceding provisions of this Section 4 shall not be available for distribution under Section 10 hereof. However, in addition to the Shares available under the preceding provisions of this Section 4, the excess of (A) 600,000 Shares over (B) the number of Shares previously distributed under The Interpublic Group of Companies, Inc. Management Incentive Compensation Plan, as approved by the Company's shareholders on May 16, 1995, shall be authorized for distribution under Section 10 hereof.

        (c) Aggregate Limitations on Restricted Stock and ISOs. Subject to the adjustment provisions of Section 4(f) hereof, not more than 25% of the Shares in respect of which Awards may be granted in any Plan Year (disregarding Shares that may be distributed pursuant to Section 4(b)(5) hereof) may be the subject of Awards of Restricted Stock, and no more than 200,000 Shares may be the subject of ISOs that are granted in any Plan Year.

        (d) Individual Limitations on Options and Stock Appreciation Rights. Subject to the adjustment provisions in Section 4(f) hereof, an individual Participant may not receive, in any Plan
Year, Options and Stock Appreciation Rights with respect to more than 250,000 Shares.

     (e) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued Shares or from Shares held in the Company's treasury and not reserved for some other purpose. If an Award is payable solely in cash, no Shares shall be deducted from the number of Shares available for issuance under this Section 4 by reason of that Award.

     (f) Adjustment for Corporate Transactions.   If the
Committee determines that any Corporate Transaction affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of

          (1) the number and kind of shares that thereafter may be made the subject of Awards,

          (2) the number and kinds of shares that are subject to outstanding Awards, and

          (3) the grant, exercise, or conversion price with respect to any of the foregoing.

Any Shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the Shares were issued. Additionally, the Committee may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of shares subject to any Award shall always be a whole number.

Section 5.  Stock Options.

     (a) Grant. The Committee shall have the authority to grant both Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the fair market value of the Shares subject to the Option on the date of grant.

     (c) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Option becomes vested earlier pursuant to
Section 13 or 14(d) hereof, an Option may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Option was granted. The Committee may impose such conditions on the exercise of Options as it determines to be appropriate, including, without limitation, conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or, if and to the extent permitted by the Committee, by exchanging Shares owned, or the ownership of which is attested to, by the optionee (which are not the subject of any pledge or other security interest and which are fully vested), or by a combination of the foregoing, provided that the combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price.

     (d) Term. An Option shall be exercisable for a term determined by the Committee, which shall not be longer than ten years from the date on which the Option is granted.

     (e) Termination of Employment. An Option shall be exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 13 and 14(d) hereof, provided that

          (1) If the Participant's employment terminates due to the Participant's retirement with the approval of the Company, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of three years following such termination (but not after the date the Option otherwise expires).

          (2) If the Participant's employment terminates due to the Participant's death or Disability, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of one year following such termination (but not after the date the Option otherwise expires).

          (3) If the Participant's employment terminates for any reason not described in Section 5(e)(1) or (2) hereof, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of three months following such termination (but not after the date the Option otherwise expires).

Section 6.  Stock Appreciation Rights.

     (a) Grant. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. If a Stock Appreciation Right is granted in tandem
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
with an Option, the Stock Appreciation Right and the related Option shall provide alternative rights, so that a Participant may not exercise both the Stock Appreciation Right and the Option with respect to a Share covered by both the Option and the related Stock Appreciation Right. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions that apply with respect to, the exercise price for an Option under Section 5(b) hereof; provided that if a Stock Appreciation Right is granted in tandem with a previously granted Option, the base price for the Stock Appreciation Right may be equal to the exercise price for such Option.

     (b) Exercise. Each Stock Appreciation Right shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Stock Appreciation Right becomes vested earlier pursuant to Section 13 or 14(d) hereof, a Stock Appreciation Right may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Stock Appreciation Right was granted. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the base price thereof. Subject to Sections 13 and 14(d) hereof, the Committee shall determine the time or times at which or the event or events upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares; provided that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related Option is exercisable.

     (c) Termination of Employment. A Stock Appreciation Right shall be exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 13 and 14(d) hereof and for periods identical with those prescribed for Options under Section 5(e) hereof.

Section 7.  Restricted Stock.

     (a) Grant. Each Share of Restricted Stock shall be subject to the following terms and conditions, and to such additional terms and conditions as the Committee shall deem appropriate; provided that none of these additional terms and conditions shall be more favorable to a Participant than the terms and conditions set forth herein.

     (b) Rights of Participant.  A Participant to whom
Restricted Stock has been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award.

     (c) Restrictions. Until the restrictions set forth in this subsection (c) shall lapse, Restricted Stock shall be subject to the following conditions:

          (1) Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

          (2) if the Participant ceases to be an Employee for any reason, except as provided in Sections 13 and 14(d) hereof, any Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company, and all of the rights of the Participant with respect to such Shares shall immediately terminate without any payment of consideration by the Company.

     (d) Lapse of Restrictions. Unless the Restricted Stock vests earlier pursuant to Section 13 or 14(d) hereof, the restrictions set forth in Section 7(c) hereof shall lapse at the end of the Restricted Period.

     (e) Agreement by Participant Regarding Withholding Taxes. Each Participant who receives Restricted Stock shall agree that, subject to the provisions of Section 7(c) hereof:
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
          (1) no later than the date of the lapse of the restrictions set forth in Section 7(c) hereof (and any additional restrictions set forth in the Award of the Restricted Stock), the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock, and

          (2) the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock.

A Participant may irrevocably elect to have any withholding tax obligation satisfied by

          (A) having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

          (B) delivering to the Company such Restricted Stock or delivering to the Company other Shares;

provided that the Committee may, in its sole discretion, disapprove any such election.

     (f) Tax Assistance Payments. When the restrictions set forth in Section 7(c) hereof, or in the Award of the Restricted Stock, lapse, the Committee may, in its discretion, direct the Company to make cash payments to assist the Participant in satisfying his income tax liability with respect to the Restricted Stock. Such payments may be made only to those Participants whose performance the Committee determines to have been fully satisfactory between the date on which the Restricted Stock were granted and the date on which such restrictions lapse. The Committee may, in its discretion, estimate the amount of the income tax liability in accordance with methods or criteria uniformly applied to Participants similarly situated, without regard to the individual circumstances of a particular Participant.

     (g) Election to Recognize Gross Income in Year of Grant. If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay in the year of such grant any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

     (h) Restrictive Legends; Certificates May Be Held in Custody. Certificates evidencing Restricted Stock shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and in the instrument evidencing the grant of the Restricted Stock. Any attempt to dispose of Restricted Stock in contravention of the terms, conditions, and restrictions described in the Plan or in the instrument evidencing the grant of the Restricted Stock shall be ineffective. The Committee may require that the certificates evidencing such shares be held in custody by a bank or other institution, or that the Company itself hold such shares in custody, until the restrictions thereon have lapsed.

     (i) Foreign Laws. Notwithstanding any provisions of the Plan to the contrary, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including but not limited to the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 8.  Phantom Shares.

     (a) Grant. The Committee shall have the authority to determine the number of Phantom Shares to be granted to a Participant and the other terms and conditions of the Phantom
Shares.

     (b) Payment. Each Phantom Share shall represent the right of the Participant to receive an amount determined by the Committee based on the achievement of performance goals, established by the Committee, relating to the fair market value, book value, or formula value of an equity interest in the Company, an Affiliate, or a Subsidiary (or any combination thereof). Payment of the value of a Phantom Share shall be in cash, Shares, or both, as determined by the Committee and shall be made at such time and in such manner as the Committee shall determine.

     (c) Conditions. Each Award of Phantom Shares shall be subject to such terms and conditions as the Committee shall establish, including conditions comparable to those provided in
Section 7 or 9 hereof. Unless the Phantom Shares vest earlier pursuant to Section 13 or 14(d) hereof, Phantom Shares shall not be vested during the twelve-month period commencing on the date on which the Phantom Shares are granted.

     (d) Termination of Employment. The rights of a Participant with respect to an Award of Phantom Shares outstanding at the time of the termination of the Participant's employment shall be governed by Sections 13 and 14(d) hereof.

Section 9.  Performance Units.

     (a) Grant. The Committee shall have the authority to determine the number of Performance Units to be granted to a Participant and the other terms and conditions of the Performance Units. The Performance Units shall become vested upon the determination by the Committee that the performance objectives established by the Committee for the Performance Units have been attained, in whole or in part. Payment (if any) with respect to a Performance Unit shall be made as soon as administratively practicable after the conclusion of the applicable Performance Period. An individual Participant may not participate in more than four Performance Periods at any one time.

     (b) Performance Objectives. The performance objectives shall relate to the achievement of performance objectives relating to one or more of the following criteria:

          (1)  cumulative compound operating profit growth;

          (2)  total return to shareholders;

          (3)  return on equity;

          (4)  increase in revenue;

          (5)  net operating income;

          (6)  cash flow; or

          (7) any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a "covered employee" within the meaning of Section 162(m)(3) of the Code.

The performance objectives may relate to the performance of (A) the Company, (B) a Subsidiary, (C) an Affiliate, (D) a division or unit of the Company, any Subsidiary, or any Affiliate, (E) an office, group of agencies, or all or part of any agency system, (F) the Participant, or (G) any combination of the foregoing, over a Performance Period established by the Committee, as measured either in absolute terms or in comparison with the performance of other companies. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

     (c) Maximum Payment. The maximum amount that may be paid to any Participant in respect of an Award of Performance Units shall be $3.5 million for a four-year Performance Period. If the Performance Period is longer or shorter than four years, the $3.5 million limit shall be proportionately increased or reduced to reflect the length of the Performance Period. Payment may be made in cash, in Shares, or both, as determined by the Committee.

     (d) Termination of Employment. The rights of a Participant with respect to an Award of Performance Units outstanding at the time of the termination of the Participant's employment shall be governed by Sections 13 and 14(d) hereof.

     (e) Interpretation. Notwithstanding any other provision of this Section 9 to the contrary, if an Award of Performance Units is intended at the time of grant to be "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and if the Committee's authority to exercise any discretion under this Section 9 with respect to the Award would cause the Award to fail to qualify as "other performance-based compensation," the Committee shall not be entitled to exercise such discretion with respect to that Award.

Section 10.  Management Incentive Compensation Performance
Awards

     (a) Incentive Fund Determination. MICP Awards may be made in the sole discretion of the Committee except that the fund available for such Awards with respect to any one Plan Year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before income taxes of the Company and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effects, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Company in the Plan Year immediately preceding the Plan Year with respect to which the Awards are made (the "Preceding Year").

     For purposes of this Section 10(a), average equity capital shall be determined by averaging equity capital as at the first business day of the Preceding Year, the last day of June, and the last day of December of the Preceding Year (assuming conversion of all outstanding convertible debentures).

     No MICP Award shall be made unless the Award is approved by the Committee in its sole discretion.

     (b) Determination of MICP Amounts. The Committee shall consider one or more of the following factors in determining the amount of the MICP Awards:

          (1) Achievement of the annual worldwide business plan adopted by the Company

          (2)  Contribution to clients' business

               (A)  Improvement in the quality of work produced

               (B)  Improvement in efficiency

          (3)  Financial factors

               (A)  Operating margin

               (B)  Level of or growth in revenue

               (C)  Level of or growth in operating profit

          (4)  Individual performance

     (c) Maximum Individual MICP Awards. The maximum individual MICP Award permitted, with respect to any Plan Year, is $2,000,000.

     (d) Form and Timing of MICP Awards. The Committee shall be responsible for determining the form and timing of MICP Awards under the Plan. In its discretion, the Committee may make any Award wholly in cash, wholly in Shares, or partly in cash and partly in Shares. For purposes of Section 10(a) hereof, any Shares awarded under this Section 10 shall be valued by using the average closing price of the Shares on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which the Shares are awarded.

     Individual MICP Awards shall be paid on a current basis except that, in any instance, the Committee may direct that up to 75% of an individual's Award be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe. MICP Awards shall normally be made as soon as possible after the end of each Plan Year.

Section 11.  Shares in Lieu of Cash.

     The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or

Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall be equal to the number of whole Shares that have an aggregate fair market value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 12.  Dividend Equivalents.

     The Committee may grant to a Participant, in connection with any Award, Dividend Equivalents, which may be paid in cash, in Shares, or both, and which may be paid on a current, deferred, or contingent basis, as determined by the Committee in its discretion.

Section 13.  Termination of Employment.

     If the Participant's employment terminates for any reason, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) shall be vested only in the portion of the Award (if any) in which the Participant was vested immediately before the termination of the Participant's employment except to the extent that the Committee in its sole discretion determines otherwise. Notwithstanding the preceding sentence, and subject to Section 14(d) hereof, the Committee may not determine that an Award shall be vested before the first anniversary of the date on which the Award was granted unless the Participant's employment terminated due to retirement, death, or Disability.

Section 14.  General Provisions.

     (a) Awards. Each Award hereunder shall be evidenced in writing. The written terms of the Award shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (b) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (c) Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant's immediate family (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

     (d) Change of Control. Upon the occurrence of a Change of Control, all Awards then outstanding shall immediately become fully vested.

     (e) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (f) No Rights to Awards; No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (g) Foreign Benefits. The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

     (h) Amendment of Plan. The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except pursuant to Section 4(f) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

     (i) Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

     (j) Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

     (k) Deferrals. The Committee may postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award. The Committee also may establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

     (l) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provi-sion had not been included.

     (m) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably ap-pearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.

     (n) Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted.

     (o) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     (p) Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York (without regard to its rules regarding choice of law).

     (q) Effective Date. The Plan shall become effective on the date the Plan is approved by the Company's shareholders.
No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2002; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no further awards may be made under The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan or under The Interpublic Group of Companies, Inc. Management Incentive Compensation Plan.

                              PRELIMINARY COPIES

                                                      APPENDIX

                        FORM OF PROXY

             THE INTERPUBLIC GROUP OF COMPANIES, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

   THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 1997



The undersigned hereby constitutes and appoints Eugene P. Beard, Philip H. Geier, Jr. and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in The Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 19, 1997 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting.


          Election of Directors.  Nominees:

     Eugene P. Beard, Frank J. Borelli, Reginald K. Brack, Jill
     M. Considine, John J. Dooner, Jr., Philip H. Geier, Jr.,
     Frank B. Lowe, Leif H. Olsen, Martin F. Puris, Allen
     Questrom and J. Phillip Samper.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

          PLEASE MARK YOUR
          VOTES AS IN THIS       X
          EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5.

                             FOR       WITHHELD

1.   Election
      of Directors.
      (see reverse)

     For, except vote withheld from the following nominee(s):

                             FOR       AGAINST   ABSTAIN
2.  Approval of increase in
  Common Stock to 225
  million shares


                             FOR       AGAINST   ABSTAIN
3.  Approval of the 1997
    Performance Incentive
  Plan


                             FOR       AGAINST   ABSTAIN

4.  Confirmation of independent
    accountants.


                             FOR       AGAINST   ABSTAIN

5.  Stockholders' Resolution
    Regarding Northern Ireland



Signature(s)_______________________         Date________________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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